EXHIBIT (a)(5)
                                    AMENDMENT
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                      COLUMBIA FLOATING RATE ADVANTAGE FUND


                  WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (the "Declaration of Trust"), dated June 8, 1999, of Columbia Floating Rate Advantage Fund (the "Trust"), as amended on December 15, 1999, April 26, 2000 and May 16, 2003, copies of which are on file in the Office of the Secretary of the Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of the Shareholders of the Trust.

                  WE, THE UNDERSIGNED, being a majority of the Trustees of Columbia Floating Rate Advantage Fund, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Highland Floating Rate Advantage Fund" and have authorized the following amendment to said Declaration of Trust:

                  Section 1 of Article I is hereby amended to read in its entirety as follows:

                      SECTION 1. This Trust shall be known as "Highland Floating Rate Advantage Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                  The foregoing amendment shall be effective as of October 18, 2004.

                  IN WITNESS WHEREOF, Columbia Floating Rate Advantage Fund, the association hereinbefore mentioned and described, has caused this statement to be signed in its name by its Trustees this 20th day of September, 2004.

                                    By: /s/ R. Joseph Dougherty
                                        -----------------------------------
                                        R. Joseph Dougherty, Trustee

                                    By: /s/  Timothy K. Hui
                                        -----------------------------------
                                        Timothy K. Hui, Trustee

                                    By: /s/  Scott F. Kavanaugh
                                        -----------------------------------
                                        Scott F. Kavanaugh, Trustee

                                    By: /s/  James F. Leary
                                        -----------------------------------
                                        James F. Leary, Trustee

                                    By: /s/  Bryan A. Ward
                                        -----------------------------------
                                        Bryan A. Ward, Trustee

STATE OF TEXAS                              )
                                            )    ss.
COUNTY OF DALLAS                            )


                On this 20th day of September, 2004, before me personally appeared the above-named Trustees of the Trust, to me known, and known to me to be the person described in and who executed the foregoing instrument, and who duly acknowledged to me that such Trustees have executed the same.

                                               /s/  Kimberly M. Wilcox
                                               --------------------------
                                                    Notary Public